UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 14, 2007)

ROCK OF AGES CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

772 Graniteville Road, Graniteville Vermont	05654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 476-3121

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Laura Plude Assumes Position of Chief Financial Officer

As previously reported, on July 25, 2007, the Company entered into a resignation agreement with Nancy Rowden Brock, the Senior Vice President and Chief Financial Officer of the Company. Pursuant to the resignation agreement, Ms. Brock’s resignation from employment with the Company became effective on August 14, 2007. Laura Plude, who, as previously reported, was appointed Vice President of Finance on July 23, 2007, assumed the position of Chief Financial Officer, effective on August 14, 2007.

In connection with her assumption of the position of Chief Financial Officer, Ms. Plude was granted options to purchase up to 25,000 shares of Class A common stock pursuant to the Rock of Ages Corporation 2005 Stock Plan. The options vest over five years in equal installments of 5,000 shares, with the first such installment vesting at the close of business on August 13, 2008. The exercise price of the options is $5.93, equal to the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on August 14, 2007.

ROCK OF AGES CORPORATION

FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: August 15, 2007	By: /s/Michael B. Tule

Michael B. Tule Senior Vice President/General Counsel

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